250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Dori McDannold Tel: (518) 415-4313

Arrow Reports $12.6 million in Q1 Net Income, Loan Growth of $69.3 Million

GLENS FALLS, N.Y. (April 26, 2022) – Arrow Financial Corporation (NasdaqGS® – AROW) announced financial results for the three-month period ended March 31, 2022. Net income for the first quarter of 2022 was $12.6 million and diluted earnings per share was $0.78.

Loan growth was strong in the first quarter of 2022, with gross loans increasing by $69 million. Excluding Paycheck Protection Program (PPP) loans, which decreased by $24 million, loans grew by $93 million in the quarter.

“We are pleased to start 2022 with another exceptional quarter with both strong earnings and notable organic loan growth,” said Arrow President and CEO Thomas J. Murphy. “I thank the entire Arrow Team for their dedication and hard work. We expect another challenging year, yet I am confident in our ability to meet these challenges and deliver strong results for our customers, our shareholders and our communities.”

For the first quarter of 2022, net income was $12.6 million compared to $13.3 million for the first quarter of 2021. The year-over-year change in first quarter net income was primarily due to:

•A provision expense of $769 thousand for the first quarter of 2022 compared to a credit to the provision of $648 thousand in the first quarter of 2021.
•Secondary market loan sale transactions were strategically curtailed in 2021, which reduced gain-on-sale income by $1.4 million when comparing year-over-year quarters.

Even with the reduction in loan sales, total revenue for Q1 2022 of nearly $36.0 million was still higher by $1.2 million, or 3.5%, when compared to Q1 2021 total revenue of $34.8 million. Net Interest Income increased by 6.4% in Q1 2022, when compared to Q1 2021.

First Quarter Highlights

Earnings:
•Net income was $12.6 million.
•Net interest margin was 2.90%.
•Return on average assets (ROA) was 1.26%.
•Return on average equity (ROE) was 13.77%.
•Diluted earnings per share (EPS) was $0.78 for the first quarter.
•First-quarter revenue increased $1.2 million, or 3.5%, over the prior-year comparative quarter.
•Net charge-offs for the first quarter of 2022 were $389 thousand as compared to $444 thousand for the comparable 2021 quarter.

Balance Sheet:
•Total assets were $4.2 billion as of March 31, 2022 representing a record high for Arrow.
•Total loans were $2.7 billion as of March 31, 2022, also a record high for Arrow.
•Deposit growth in the first quarter of 2022 was $164.9 million.
•A Federal Home Loan Bank (FHLB) term advance of $20 million was prepaid during Q1 2022.

Additional Items:
•$24 million of PPP loans were forgiven in the first quarter of 2022.
•Book value per share was $22.31, up by 4.3% over the prior-year level.
•Nonperforming assets of $10.1 million at March 31, 2022 represented 0.24% of period-end assets, up from 0.22% at March 31, 2021.
•Following New York State guidelines, COVID-19 restrictions, including New York HERO safety protocols were lifted in the first quarter of 2022.
•Arrow continued to respond in a socially-conscious manner, while meeting the needs of the low-to-moderate income population with the launch of our nationally certified Bank On Smart Steps checking account with no overdraft fees.
•Arrow continues to advance its focus on technology enhancement with preparations for upgrading its core platform system later in 2022.

Income Statement

•Net Interest Income: Net interest income for the first quarter was $27.8 million, up 6.4% from $26.2 million in the comparable quarter of 2021. Interest and fees on loans were $25.7 million for the first quarter of 2022, an increase of 2.2% from $25.2 million for the quarter ending March 31, 2021. Interest and fees related to PPP loans, included in the $25.7 million, were $1.1 million in the first quarter of 2022. Interest expense for the first quarter of 2022 was $1.1 million, a decrease of $0.4 million, or 27.1%, from the $1.5 million in expense for the comparable quarter ending March 31, 2021.

•Net Interest Margin: Net interest margin was 2.90% for the quarter, compared to 2.99% for the first quarter of 2021. The decrease in net interest margin from the prior year was due to a variety of factors including an increase in cash and investments which impacted the yield of earning assets and a decrease in the amount of PPP loan interest and related fees. The cost of interest-bearing liabilities was favorably impacted by the mix of deposits and lower deposit rates.

	Three Months Ended
	March 31, 2022	March 31, 2021
Interest and Dividend Income	$28,947	$27,694
Interest Expense	1,122	1,539
Net Interest Income	27,825	26,155
Average Earning Assets(1)	3,886,787	3,546,339
Average Interest-Bearing Liabilities	2,855,884	2,639,240

Yield on Earning Assets(1)	3.02%	3.17%
Cost of Interest-Bearing Liabilities	0.16	0.24
Net Interest Spread	2.86	2.93
Net Interest Margin	2.90	2.99

Net Interest Income excluding PPP loans	$26,759	$24,814
Net Interest Margin excluding PPP loans	2.81%	2.94%

(1) Includes Nonaccrual Loans.

•Provision for Credit Losses: For the first quarter of 2022, the provision for credit losses was $769 thousand compared to a credit of $648 thousand in provision expense in the first quarter of 2021. The key drivers for the changes were strong loan growth and current forecasted economic conditions in Q1 2022 as compared to the economic conditions forecasted at the implementation of the current expected credit loss (CECL) model as of January 1, 2021.

•Noninterest Income: Noninterest income for the three months ended March 31, 2022 was $8.2 million, compared to $8.6 million in the comparable 2021 quarter. Income from fiduciary activities for the three months ended March 31, 2022, increased by $218 thousand over the comparable quarter of 2021. Fees and other services to customers increased $186 thousand over the comparable quarter of 2021. Gain on sales of loans decreased $1.4 million from the first quarter of 2021 as a result of the strategic decision to retain more newly originated real estate loans. Other operating income increased $672 thousand over the comparable quarter of 2021 due to a variety of factors including bank-owned life insurance proceeds and gains on other assets.

•Noninterest Expense: Noninterest expense for the first quarter of 2022 was $18.9 million, an increase from $18.7 million for the first quarter of 2021. The largest component of noninterest expense was salaries and benefits paid to our employees, which totaled $11.3 million for the first quarter of 2022. The expense for estimated credit losses on off-balance sheet credit exposures included in other expenses was a credit of $316 thousand.

•Provision for Income Taxes: The provision for income taxes was $3.7 million for the first quarter of 2022, compared to $3.5 million for the same quarter of 2021. The effective income tax rates for the three-month periods ended March 31, 2022 and 2021, were 22.7% and 20.6%, respectively. The increase in the effective tax rate in the first quarter of 2022 compared to the first quarter of 2021 was primarily due to the reduction of tax exempt investments held and the related investment income.

Balance Sheet

•Total Assets: Total assets were $4.2 billion at March 31, 2022 an increase of $252.7 million, or 6.5%, from March 31, 2021.

•Investments: Total investments increased by $100.5 million, or 14.8%, compared to March 31, 2021.

•Loans: Total loans were $2.7 billion as of March 31, 2022. Loan growth for the first quarter of 2022 was $69.3 million and increased $98.0 million, or 3.7%, from March 31, 2021. In the first quarter, total outstanding commercial loans decreased $7.5 million, or 0.9%. PPP loans, which are included in the commercial portfolio, decreased $24.9 million in the first quarter as a result of the continued loan forgiveness processed by the Small Business Administration. The consumer loan portfolio grew by $56.1 million, or 6.1% in the first quarter, primarily within the indirect automobile lending program. Total outstanding residential real estate loans increased $20.8 million, or 2.2%, for the first quarter of 2022.

•Allowance for Credit Losses: The allowance for credit losses was $27.7 million on March 31, 2022, which represented 1.01% of loans outstanding, as compared to 1.02% at March 31, 2021. Asset quality remained solid at March 31, 2022, as evidenced by low levels of nonperforming assets and charge-offs. Net loan losses, expressed as an annualized percentage of average loans outstanding, were 0.06% for the three-month period ended March 31, 2022, a decrease from 0.07% for the three-month period ended March 31, 2021. Nonperforming assets of $10.1 million at March 31, 2022 represented 0.24% of period-end assets compared to 0.22% at March 31, 2021.

•Deposit Growth: At March 31, 2022, deposit balances were $3.7 billion. Deposits increased in the first quarter of 2022 by $164.9 million and increased by $261.8 million, or 7.6%, from the prior-year level. Municipal deposits increased $107.0 million in the first quarter and $68.0 million, or 7.4% from March 31, 2021. Non-municipal deposits increased $57.9 million for the quarter and $193.8 million, or 7.6% from March 31, 2021. Noninterest-bearing deposits represented 21.9% of total deposits at March 31, 2022, compared to 21.8% of total deposits at March 31, 2021. At

March 31, 2022, total time deposits were $177.0 million, a decrease of $69.0 million, or 28.1%, compared to the prior year.

•Capital: Total stockholders’ equity was $357.2 million on March 31, 2022, up $14.8 million, or 4.3%, from March 31, 2021. Arrow's regulatory capital ratios remained strong in the first quarter of 2022. As of March 31, 2022, Arrow's Common Equity Tier 1 Capital Ratio was 13.48% and Total Risk-Based Capital Ratio was 15.33%. The capital ratios of Arrow and both its subsidiary banks continued to exceed the “well capitalized” regulatory standards.

Additional Commentary

•Cash and Stock Dividends: On March 15, 2022, Arrow distributed a cash dividend of $0.27 per share. The cash dividend was 7% higher than the cash dividend paid by Arrow in the first quarter of 2021 due to a one cent increase in the cash dividend rate and after adjusting for the 3% stock dividend distributed on September 24, 2021.

•Industry Recognition: In the first quarter of 2022, both of Arrow's banking subsidiaries, Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company, earned BauerFinancial, Inc. 5-Star Exceptional Performance Bank ratings.

About Arrow

Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. Arrow is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include Upstate Agency, LLC and North Country Investment Advisers, Inc.

Non-GAAP Financial Measures Reconciliation

In addition to presenting information in conformity with accounting principles generally accepted in the United States of America (GAAP), this news release contains financial information determined by methods other than GAAP (non-GAAP). Some measures used in this release, which are commonly utilized by financial institutions, have not been specifically exempted by the Securities and Exchange Commission (SEC) and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules. These non-GAAP financial measures include: tangible equity, return on tangible equity, tax-equivalent adjustment and related net interest income, tax-equivalent, and the efficiency ratio. Management believes that the non-GAAP financial measures disclosed by Arrow are useful in evaluating Arrow's performance and that such information should be considered as supplemental in nature and not as a substitute for, or superior to, the related financial information prepared in accordance with GAAP. Non-GAAP financial measures may differ from similar measures presented by other companies. See the reconciliation of GAAP to non-GAAP measures in the section "Selected Quarterly Information."

Safe Harbor Statement

The information in this document may contain statements based on management’s beliefs, assumptions, expectations, estimates and projections about the future. Such "forward-looking statements," as defined in Section 21E of the Securities Exchange Act of 1934, as amended, involve a degree of uncertainty and attendant risk. Actual outcomes and results may differ, explicitly or by implication. We are not obliged to revise or update these statements to reflect unanticipated events. This document should be read in conjunction with Arrow’s Annual Report on Form 10-K for the year ended December 31, 2021 and other filings with the SEC.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended March 31
	2022	2021
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$25,739	$25,183
Interest on Deposits at Banks	198	85
Interest and Dividends on Investment Securities:
Fully Taxable	2,189	1,506
Exempt from Federal Taxes	821	920
Total Interest and Dividend Income	28,947	27,694
INTEREST EXPENSE
Interest-Bearing Checking Accounts	163	219
Savings Deposits	417	565
Time Deposits over $250,000	28	120
Other Time Deposits	109	222
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	—	2
Federal Home Loan Bank Advances	187	193
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	169	169
Interest on Financing Leases	49	49
Total Interest Expense	1,122	1,539
NET INTEREST INCOME	27,825	26,155
Provision for Credit Losses	769	(648)
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	27,056	26,803
NONINTEREST INCOME
Income From Fiduciary Activities	2,596	2,378
Fees for Other Services to Customers	2,795	2,609
Insurance Commissions	1,511	1,640
Net Gain on Securities	130	160
Net Gain on Sales of Loans	52	1,415
Other Operating Income	1,078	406
Total Noninterest Income	8,162	8,608
NONINTEREST EXPENSE
Salaries and Employee Benefits	11,286	11,138
Occupancy Expenses, Net	1,598	1,593
Technology and Equipment Expense	3,779	3,459
FDIC Assessments	307	270
Other Operating Expense	1,975	2,218
Total Noninterest Expense	18,945	18,678
INCOME BEFORE PROVISION FOR INCOME TAXES	16,273	16,733
Provision for Income Taxes	3,698	3,453
NET INCOME	$12,575	$13,280
Average Shares Outstanding [1]:
Basic	16,030	15,994
Diluted	16,083	16,030
Per Common Share:
Basic Earnings	$0.78	$0.83
Diluted Earnings	0.78	0.83
[1] 2021 Share and Per Share Amounts have been restated for the September 24, 2021, 3% stock dividend.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts - Unaudited)

	March 31, 2022	December 31, 2021	March 31, 2021
ASSETS
Cash and Due From Banks	$38,964	$26,978	$45,602
Interest-Bearing Deposits at Banks	448,614	430,718	406,605
Investment Securities:
Available-for-Sale at Fair Value	582,428	559,316	464,089
Held-to-Maturity (Approximate Fair Value of $195,862 at March 31, 2022; $201,292 at December 31, 2021; and $221,360 at March 31, 2021)	196,661	196,566	214,561
Equity Securities	1,877	1,747	1,796
FHLB and Federal Reserve Bank Stock	4,491	5,380	5,360
Loans	2,737,267	2,667,941	2,639,243
Allowance for Credit Losses	(27,661)	(27,281)	(26,840)
Net Loans	2,709,606	2,640,660	2,612,403
Premises and Equipment, Net	48,481	46,217	43,057
Goodwill	21,873	21,873	21,873
Other Intangible Assets, Net	1,818	1,918	2,049
Other Assets	101,589	96,579	86,316
Total Assets	$4,156,402	$4,027,952	$3,903,711
LIABILITIES
Noninterest-Bearing Deposits	813,066	810,274	751,884
Interest-Bearing Checking Accounts	1,154,068	994,391	992,486
Savings Deposits	1,571,274	1,531,287	1,463,229
Time Deposits over $250,000	48,288	82,811	100,212
Other Time Deposits	128,677	131,734	145,777
Total Deposits	3,715,373	3,550,497	3,453,588
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	—	—	6,795
Federal Home Loan Bank Term Advances	25,000	45,000	45,000
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	20,000	20,000
Finance Leases	5,156	5,169	5,205
Other Liabilities	33,630	36,100	30,710
Total Liabilities	3,799,159	3,656,766	3,561,298
STOCKHOLDERS’ EQUITY
Preferred Stock, $1 Par Value and 1,000,000 Shares Authorized at March 31, 2022, December 31, 2021 and March 31, 2021	—	—	—
Common Stock, $1 Par Value; 30,000,000 Shares Authorized (20,800,144 Shares Issued at March 31, 2022 and December 31, 2021 and 20,194,474 at March 31, 2021)	20,800	20,800	20,194
Additional Paid-in Capital	378,758	377,996	354,358
Retained Earnings	62,328	54,078	51,263
Accumulated Other Comprehensive Loss	(20,797)	347	(3,096)
Treasury Stock, at Cost (4,787,183 Shares at March 31, 2022; 4,759,414 Shares at December 31, 2021 and 4,651,719 Shares at March 31, 2021)	(83,846)	(82,035)	(80,306)
Total Stockholders’ Equity	357,243	371,186	342,413
Total Liabilities and Stockholders’ Equity	$4,156,402	$4,027,952	$3,903,711

Arrow Financial Corporation
Selected Quarterly Information
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Net Income	$12,575	$10,309	$12,989	$13,279	$13,280
Transactions in Net Income (Net of Tax):
Net Changes in Fair Value of Equity Investments	96	(104)	(79)	145	119

Share and Per Share Data:[1]
Period End Shares Outstanding	16,013	16,041	16,020	16,039	16,009
Basic Average Shares Outstanding	16,030	16,028	16,027	16,024	15,994
Diluted Average Shares Outstanding	16,083	16,091	16,085	16,085	16,030
Basic Earnings Per Share	$0.78	$0.64	$0.81	$0.83	$0.83
Diluted Earnings Per Share	0.78	0.63	0.81	0.83	0.83
Cash Dividend Per Share	0.270	0.260	0.252	0.252	0.252

Selected Quarterly Average Balances:
Interest-Bearing Deposits at Banks	$410,644	$551,890	$416,500	$369,034	$334,155
Investment Securities	797,347	681,732	675,980	668,089	593,822
Loans	2,678,796	2,660,665	2,641,726	2,651,449	2,618,362
Deposits	3,582,256	3,590,766	3,435,933	3,395,271	3,254,815
Other Borrowed Funds	68,596	70,162	72,187	74,957	82,659
Shareholders' Equity	370,264	364,409	359,384	350,203	340,708
Total Assets	4,054,943	4,060,540	3,902,041	3,851,921	3,712,020
Return on Average Assets, annualized	1.26%	1.01%	1.32%	1.38%	1.45%
Return on Average Equity, annualized	13.77%	11.22%	14.34%	15.21%	15.81%
Return on Average Tangible Equity, annualized [2]	14.72%	12.01%	15.36%	16.32%	17.00%
Average Earning Assets	$3,886,787	$3,894,287	$3,734,206	$3,688,572	$3,546,339
Average Paying Liabilities	2,855,884	2,841,304	2,705,283	2,721,961	2,639,240
Interest Income	28,947	28,354	29,807	29,695	27,694
Tax-Equivalent Adjustment [3]	270	285	292	293	235
Interest Income, Tax-Equivalent [3]	29,217	28,639	30,099	29,988	27,929
Interest Expense	1,122	1,152	1,169	1,335	1,539
Net Interest Income	27,825	27,202	28,638	28,360	26,155
Net Interest Income, Tax-Equivalent [3]	28,095	27,487	28,930	28,653	26,390
Net Interest Margin, annualized	2.90%	2.77%	3.04%	3.08%	2.99%
Net Interest Margin, Tax-Equivalent, annualized [3]	2.93%	2.80%	3.07%	3.12%	3.02%

Efficiency Ratio Calculation: [4]
Noninterest Expense	$18,945	$20,860	$19,423	$19,087	$18,678
Less: Intangible Asset Amortization	49	52	51	53	54
Net Noninterest Expense	$18,896	$20,808	$19,372	$19,034	$18,624
Net Interest Income, Tax-Equivalent	$28,095	$27,487	$28,930	$28,653	$26,390
Noninterest Income	8,162	7,589	7,694	8,478	8,608
Less: Net (Loss) Gain on Securities	130	(139)	(106)	196	160
Net Gross Income	$36,127	$35,215	$36,730	$36,935	$34,838
Efficiency Ratio	52.30%	59.09%	52.74%	51.53%	53.46%

Period-End Capital Information:
Total Stockholders' Equity (i.e. Book Value)	$357,243	$371,186	$360,171	$353,033	$342,413
Book Value per Share [1]	22.31	23.14	22.48	22.01	21.39
Goodwill and Other Intangible Assets, net	23,691	23,791	23,879	23,955	23,922
Tangible Book Value per Share [1,2]	20.83	21.66	20.99	20.52	19.89

Capital Ratios:[5]
Tier 1 Leverage Ratio	9.37%	9.20%	9.39%	9.29%	9.37%
Common Equity Tier 1 Capital Ratio	13.48%	13.77%	13.71%	13.79%	13.56%
Tier 1 Risk-Based Capital Ratio	14.23%	14.55%	14.51%	14.61%	14.39%
Total Risk-Based Capital Ratio	15.33%	15.69%	15.66%	15.78%	15.55%

Assets Under Trust Admin. & Investment Mgmt.	$1,793,747	$1,851,101	$1,778,659	$1,804,854	$1,725,754

Arrow Financial Corporation
Selected Quarterly Information - Continued
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Footnotes:

1.	Share and Per Share Data have been restated for the September 24, 2021, 3% stock dividend.

2.	Non-GAAP Financial Measures Reconciliation: Tangible Book Value and Tangible Equity exclude goodwill and other intangible assets, net from total equity. These are non-GAAP financial measures which Arrow believes provides investors with information that is useful in understanding its financial performance.
		3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
	Total Stockholders' Equity (GAAP)	$357,243	$371,186	$360,171	$353,033	$342,413
	Less: Goodwill and Other Intangible assets, net	23,691	23,791	23,879	23,955	23,922
	Tangible Equity (Non-GAAP)	$333,552	$347,395	$336,292	$329,078	$318,491

	Period End Shares Outstanding	16,013	16,041	16,020	16,039	16,009
	Tangible Book Value per Share (Non-GAAP)	$20.83	$21.66	$20.99	$20.52	$19.89
	Net Income	12,575	10,309	12,989	13,279	13,280
	Return on Average Tangible Equity (Net Income/Tangible Equity - Annualized)	14.72%	12.01%	15.36%	16.32%	17.00%

3.	Non-GAAP Financial Measures Reconciliation: Net Interest Margin, Tax-Equivalent is the ratio of our annualized tax-equivalent net interest income to average earning assets. This is also a non-GAAP financial measure which Arrow believes provides investors with information that is useful in understanding its financial performance.

		3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
	Interest Income (GAAP)	$28,947	$28,354	$29,807	$29,695	$27,694
	Add: Tax-Equivalent adjustment (Non-GAAP)	270	285	292	293	235
	Interest Income - Tax Equivalent (Non-GAAP)	$29,217	$28,639	$30,099	$29,988	$27,929
	Net Interest Income (GAAP)	$27,825	$27,202	$28,638	$28,360	$26,155
	Add: Tax-Equivalent adjustment (Non-GAAP)	270	285	292	293	235
	Net Interest Income - Tax Equivalent (Non-GAAP)	$28,095	$27,487	$28,930	$28,653	$26,390
	Average Earning Assets	$3,886,787	$3,894,287	$3,734,206	$3,688,572	$3,546,339
	Net Interest Margin (Non-GAAP)*	2.93%	2.80%	3.07%	3.12%	3.02%

4.	Non-GAAP Financial Measures: Financial Institutions often use the "efficiency ratio", a non-GAAP ratio, as a measure of expense control. Arrow believes the efficiency ratio provides investors with information that is useful in understanding its financial performance. Arrow defines efficiency ratio as the ratio of noninterest expense to net gross income (which equals tax-equivalent net interest income plus noninterest income, as adjusted).

5.
For the current quarter, all of the regulatory capital ratios in the table above, as well as the Total Risk-Weighted Assets and Common Equity Tier 1 Capital amounts listed in the table below, are estimates based on, and calculated in accordance with, bank regulatory capital rules. All prior quarters reflect actual results. The CET1 ratio at March 31, 2022 listed in the tables (i.e., 13.48%) exceeds the sum of the required minimum CET1 ratio plus the fully phased-in Capital Conservation Buffer (i.e., 7.00%).

		3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
	Total Risk Weighted Assets	$2,661,952	$2,552,812	$2,511,910	$2,438,445	$2,404,456
	Common Equity Tier 1 Capital	358,738	351,497	344,507	336,265	326,039
	Common Equity Tier 1 Ratio	13.48%	13.77%	13.71%	13.79%	13.56%

* Quarterly ratios have been annualized.

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended March 31:	2022			2021
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Bearing Deposits at Banks	$410,644	$198	0.20%	$334,155	$85	0.10%
Investment Securities:
Fully Taxable	618,806	2,189	1.43	403,340	1,506	1.51
Exempt from Federal Taxes	178,541	821	1.86	190,482	920	1.96
Loans	2,678,796	25,739	3.90	2,618,362	25,183	3.90
Total Earning Assets	3,886,787	28,947	3.02	3,546,339	27,694	3.17
Allowance for Credit Losses	(27,165)			(27,811)
Cash and Due From Banks	37,654			35,779
Other Assets	157,667			157,713
Total Assets	$4,054,943			$3,712,020
Deposits:
Interest-Bearing Checking Accounts	$1,027,740	163	0.06	$859,972	219	0.10
Savings Deposits	1,557,855	417	0.11	1,435,555	565	0.16
Time Deposits of $250,000 or More	70,101	28	0.16	109,644	120	0.44
Other Time Deposits	131,592	109	0.34	151,410	222	0.59
Total Interest-Bearing Deposits	2,787,288	717	0.10	2,556,581	1,126	0.18
Short-Term Borrowings	—	—		12,458	2	0.07
FHLBNY Term Advances & Other Long-Term Debt	63,444	356	2.28	65,000	362	2.26
Finance Leases	5,152	49	3.86	5,201	49	3.82
Total Interest-Bearing Liabilities	2,855,884	1,122	0.16	2,639,240	1,539	0.24
Noninterest-bearing deposits	794,968			698,234
Other Liabilities	33,827			33,838
Total Liabilities	3,684,679			3,371,312
Stockholders’ Equity	370,264			340,708
Total Liabilities and Stockholders’ Equity	$4,054,943			$3,712,020
Net Interest Income		$27,825			$26,155
Net Interest Spread			2.86%			2.93%
Net Interest Margin			2.90%			2.99%

Arrow Financial Corporation
Consolidated Financial Information
(Dollars in Thousands - Unaudited)

Quarter Ended:	3/31/2022	12/31/2021	3/31/2021
Loan Portfolio
Commercial Loans	$155,467	$172,518	$288,551
Commercial Real Estate Loans	638,437	628,929	581,507
Subtotal Commercial Loan Portfolio	793,904	801,447	870,058
Consumer Loans	976,648	920,556	861,171
Residential Real Estate Loans	966,715	945,938	908,014
Total Loans	$2,737,267	$2,667,941	$2,639,243
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Quarter	$27,281	$26,956	$29,232
Impact of the Adoption of ASU 2016-13	—	—	(1,300)
Loans Charged-off	(829)	(719)	(633)
Less Recoveries of Loans Previously Charged-off	440	486	189
Net Loans Charged-off	(389)	(233)	(444)
Provision for Credit Losses	769	558	(648)
Allowance for Credit Losses, End of Quarter	$27,661	$27,281	$26,840
Nonperforming Assets
Nonaccrual Loans	$9,750	$10,764	$8,087
Loans Past Due 90 or More Days and Accruing	55	823	242
Loans Restructured and in Compliance with Modified Terms	74	77	97
Total Nonperforming Loans	9,879	11,664	8,426
Repossessed Assets	180	126	242
Other Real Estate Owned	—	—	—
Total Nonperforming Assets	$10,059	$11,790	$8,668

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.06%	0.03%	0.07%
Provision for Credit Losses to Average Loans, Quarter-to-date Annualized	0.12%	0.08%	(0.10)%
Allowance for Credit Losses to Period-End Loans	1.01%	1.02%	1.02%
Allowance for Credit Losses to Period-End Nonperforming Loans	280.00%	233.89%	318.54%
Nonperforming Loans to Period-End Loans	0.36%	0.44%	0.32%
Nonperforming Assets to Period-End Assets	0.24%	0.29%	0.22%